                            DISTRIBUTION AGREEMENT

                               (Class D Shares)

AGREEMENT (the "Agreement"), dated as of February __, 1996, between AMERICAN GROWTH FUND, INC., a Maryland corporation, (the "Fund") and AMERICAN GROWTH FUND SPONSORS, INC., a Colorado corporation, (the
"Distributor").

                                   RECITALS

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified, open-end management investment company;

     WHEREAS, the Fund intends to offer its Class D shares to the public on a continuous basis;

     WHEREAS, the Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is in the business of selling shares of the Fund and other registered investment companies to the public, either directly or through other broker-dealers;

     WHEREAS, the Fund and the Distributor wish to enter into this Agreement with respect to the continuous offering of the Fund's Class D shares from and after the date hereof in order to promote the growth of the Fund and facilitate the distribution of its Class D.

     NOW, THEREFORE, the parties agree as follows:

1. The Distributor shall be the distributor for the Class D shares of the capital stock of the Fund as may from time to time be effectively registered under the Securities Act of 1933, as amended (hereinafter referred to as the "Act").

2. The Fund agrees to sell and deliver from time to time, upon the terms hereinafter described, such number of its fully paid and nonassessable Class D shares of capital stock as the Distributor shall order, but only to the extent that the Distributor shall have received purchase orders therefor. All orders from the Distributor hereunder shall be subject to confirmation by the Fund.

3. The Distributor may sell and distribute any shares so purchased by it through dealers or otherwise in such manner not inconsistent with the provisions hereof as it may determine from time to time, and it agrees to use its best efforts to effect such sale and distribution. The Distributor shall not make any short sales of Fund shares. The Distributor shall in addition, in so far as they concern it, comply with all applicable laws, rules and regulations including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to Section 22 of the 1940 Act by the Securities and Exchange Commission or any securities association registered under the 1934 Act.


4. Subject to the provisions of paragraph 5 hereof, all shares offered for sale and sold by the

Distributor shall be offered for sale and sold by it at a price per share equal to the offering price per share (hereinafter called the offering price) rounded to the nearest one cent and equal to (a) the net asset value per share (determined as authorized from time to time under the direction of the Board of Directors of the Fund in conformity with the 1940 Act) plus (b) a sales charge or premium, if any, based upon the schedule of such charges (including all exceptions therefrom) and related terms and conditions as may be set forth from time to time in the then current Prospectus or Statement of Additional Information of the Fund pertaining to its Class D shares. The Fund shall determine and promptly thereupon furnish to the Distributor a statement of the Fund's net asset value and offering price as often and at such times as its Board of Directors shall by resolution determine provided, however, that subject to the provisions hereinafter contained in this paragraph numbered 4, the Fund shall determine and furnish such offering price at least once on each business day on which the New York Stock Exchange is open for trading. Each such offering price shall become effective at such time, and shall remain in effect during such period, as may be stated in the statement thereof furnished to the Distributor as above provided. Every statement of the offering price furnished to the Distributor as above provided shall show the basis of its computation. The Fund shall also accept and confirm at the offering price in effect before a price change such orders as are entered by the Distributor to fill orders placed with it prior to such time of price change, but only if such orders are received by the Fund within a time deemed by the Fund to be reasonable after the time of receipt thereof by the Distributor and if such orders are time-stamped or bear other evidence to show that they were filed for transmission at the point of origin prior to the time of such price change. Anything to the contrary herein notwithstanding, however, whenever in its judgment such action is warranted by market, economic or political conditions or by abnormal circumstances of any kind, Fund officers may suspend the sale of Fund shares, without incurring any liability under any of the provisions of this Agreement, and decline to accept or confirm any orders for or make any sales of any shares of stock to the Distributor under this Agreement until such time as the Fund shall deem it advisable to accept and confirm such orders and to make such sales, and during any such period, the Fund shall be under no obligation to confirm or accept any such orders or make any such sales at any price.

5. At or prior to the time of delivery by the Fund to the Distributor for its accounts, of any shares of the Fund's capital stock the Distributor will pay or cause to be paid to the Fund or its order an amount equal to the offering price of such shares at which the Distributor's order has been confirmed by the Fund, less the applicable sales charge or premium, if any, which charge or premium shall constitute the Distributor's concession for selling and distributing such shares and may be deducted by it from the offering price in making payment to the Fund hereunder. The Distributor may in its discretion allow concessions to dealers or other accounting to it out of such concession.


6. Delivery of certificates for shares of the Fund's capital stock, when and if requested (subject to any determination by the Fund not to issue certificates for shares), shall be made as soon as practicable after confirmation by it or the Distributor's order therefor and against payment therefor by the Distributor in Denver funds. The certificates for such shares shall be registered in such names and amounts as the Distributor may specify to the Fund in writing.

7.   The Fund agrees to pay all costs and expenses in connection with future registrations of its
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capital stock under the Act, and all expenses in connection with maintaining facilities for the issue and transfer of its shares, and for supplying information, prices and other data to be furnished by it hereunder.

     The Fund agrees to execute any and all documents and to furnish any and all information which may be reasonable necessary, in the discretion of its Board of Directors, in connection with the qualification of its shares for sale in such states as the Distributor may designate to it. The Distributor will pay all expenses connected with its own qualification as a dealer or broker under State or federal laws.

8. The Fund shall furnish the Distributor from time to time, for use in connection with the sale of its shares, such information with respect to the Fund and its shares as the Distributor may reasonably request, all of which, if so requested, shall be signed by one or more of its duly authorized officers, warranting that the statements contained in any such information, when so signed by its officers, shall be true and correct.
The Fund shall also furnish the Distributor with annual audits of its books and accounts made by independent public accountants, who may also be the independent public accountants regularly retained by it, with semi-annual earnings statements prepared by its accountants, with balance sheets at least on a semi-annual basis, and from time to time with such additional information regarding its financial condition as the Distributor may reasonably request.

9. As used in this agreement, the term "registration statement" shall mean and include the registration statement with respect to shares of Fund capital stock which became effective under the Act on April 28, 1959, and also any other registration statement filed by it under the Act which shall become effective, in each case including any amendment thereto filed after the effective date thereof which amendment shall become effective. The Fund represents that its registration statement under the Act, its Prospectus and Statement of Additional Information, have been or will be, as the case may be, prepared substantially in conformity with the requirements of said Act and the rules and regulations of the Securities and Exchange Commission thereunder. The Fund further represents and warrants that its registration statement, Prospectus and Statement of Additional Information contain or will contain all statements required to be stated therein in accordance with the Act and the rules and regulations of said Commission, and that all statements of fact contained or to be contained therein are or will be true and correct; that none of its registration statement when it shall become effective, or its Prospectus or its Statement of Additional Information used, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of its shares. The Fund may but shall not be obligated to propose from time to time such amendments to its registration statement, or amendments or supplements to its

Prospectus and Statement of Additional Information, as, in the light of future developments, may, in the opinion of its counsel, be necessary in order to have such documents at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of its shares, but, if it shall not propose such amendment or amendments within fifteen days after receipt by it of a written request from the Distributor to do so, the Distributor may, at its option, terminate this agreement immediately. The Fund shall not file any amendment to its registration statement, or amendment or supplement to its Prospectus or Statement of Additional Information, without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to its registration statement, and/or amendments or supplements to its Prospectus and Statement of Additional Information, of whatever character, as it may deem advisable, such right being in all respects absolute and unconditional. The Fund represents and warrants to the Distributor that any such amendments or supplements hereafter filed by it will, when it becomes effective, contain all statements required to be stated therein in accordance with the Act and the rules and regulations of said Commission, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of its shares.

10. The Fund agrees to prepare and furnish the Distributor from time to time copies of its Prospectus and Statement of Additional Information in the forms as then most recently filed with the Securities and Exchange Commission, and authorizes the Distributor and dealers to use such Prospectus and Statement of Additional Information, in the forms furnished, from time to time, in connection with the sale of its shares. The Fund agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls it within the meaning of Section 15 of the Act, free and harmless from and against any and all claims, demands liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur, under the Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in its registration statement or prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading; provided, however, that Fund's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations made by the Distributor or by its representatives or agents other than such statements and representations as are contained in Fund's Prospectus of Statement of Additional Information and in such financial and other statements as are furnished the Distributor pursuant to paragraphs 8 and 9; and further provided, that in no event shall anything herein contained be so construed as to protect the Distributor against any liability to the
Fund or its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this agreement. The agreement to indemnify the Distributor, its officers and directors, and any such controlling person as aforesaid is expressly conditioned upon the Fund being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in Denver, Colorado, and sent by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve it from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or
                                       4
omission otherwise than on account of the indemnity agreement contained in this paragraph numbered 10. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by it and approved by the Distributor. In the event the Fund does elect to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case it does not elect to assume the defense of any such suit, or in case the Distributor does not approve the counsel chosen by it, the Fund will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by it or them. The Fund's indemnification agreement contained in this paragraph numbered 10 and its representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any shares of its capital stock hereunder. This agreement of indemnity will inure exclusively to the Distributor's benefit, and its successors, and to the benefit of its officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of any of its capital stock.

11. The Distributor agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls it within the meaning of Section 15 of the Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims demands or liabilities and any counsel fees incurred in connection therewith) which it, its officers or directors, or any such controlling person may incur under the Act or under common law or otherwise; but only to the extent that such liability or expense incurred by the Fund, its officers or directors, or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in its registration statement, Prospectus or Statement of Additional Information or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading. The Distributor's agreement to indemnify the Fund, its officers and directors, and any such controlling person as aforesaid is expressly conditioned upon the Distributor being notified of any action brought against the Fund, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its principal office in Denver, Colorado, and sent by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The Distributor shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on Distributor's part and in any other event, the Distributor or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Distributor of any such action shall not relieve it from any liability which it may have to the Fund, its officers or directors, or to such controlling person by reason by any such untrue statement or omission on its part otherwise than on account of its indemnity agreement contained in this paragraph numbered 11.

12. No shares of the Fund's capital stock shall be bought or sold by either the Distributor or the Fund under any of the provision of this Agreement and no orders for the purchase or sale of such stock hereunder shall be confirmed or accepted by the Fund if and so long as the effectiveness of its registration statement, or any necessary amendments thereto, covering such stock, shall be suspended under any of the provisions of the Act; provided, however, that nothing in this paragraph numbered 12 contained shall in any way restrict or limit or have any application to or bearing upon the Fund's obligation to repurchase shares of its capital stock from any stockholder in accordance with the provisions of its charter.


13.  The Fund agrees to advise the Distributor immediately:

     (a) of any request by the Securities and Exchange Commission for amendments to the Fund's registration statement, Prospectus or Statement of Additional Information or for additional information,

     (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of its registration statement or the initiation of any proceedings for that purpose,

     (c) of the happening of any event which makes untrue any statement made in its registration statement or prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading, and

     (d) of all action of the Securities and Exchange Commission with respect to any amendments to its registration statement which may from time to time be filed with the Securities and Exchange Commission under the Act.

14. The Distributor is authorized, as agent, to accept offers for resale to the Fund and to repurchase shares of its capital stock upon such terms and conditions as the Fund's Board of Directors by resolution shall determine. At least once on each business day on which the New York Stock Exchange is open for trading, the Fund shall determine and promptly thereupon furnish to the Distributor a statement of the price at which such repurchases may be made during the period or periods specified in such statement and, upon request, it shall advise the Distributor of the price at which such repurchase may be made at other times. In so far as they concern the Fund it agrees to comply with all applicable laws, rules and regulations, including without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to Section 22 of the 1940 Act by the Securities and Exchange Commission or any securities association registered under the 1934 Act.

15. Subject to the provisions of paragraph 9 hereof, this Agreement shall continue in effect for a period more than two years from the date hereof only so long as such continuance is specifically approved at least annually by the Fund's Board of Directors or by a vote of a majority of its outstanding voting securities (as defined in the Investment Company Act of 1940); and provided further that this agreement shall automatically terminate in the event of its assignment (as defined in said Act) by the Distributor.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                      AMERICAN GROWTH FUND, INC.


                                      By-------------------
                                        President

                                      AMERICAN GROWTH FUND SPONSORS,
                                      INC.

                                      By-------------------
                                        President